FOR IMMEDIATE RELEASE

CONTACT:	STEVEN KESSLER
CHIEF FINANCIAL OFFICER
RESOURCE AMERICA, INC.
1845 WALNUT STREET, SUITE 1000
PHILADELPHIA, PA 19103
215/546-5005, 215/546-4785 (fax)

RESOURCE AMERICA, INC.
REPORTS OPERATING RESULTS
FOR SECOND FISCAL QUARTER ENDED MARCH 31, 2005

Philadelphia, PA May 9, 2005 — Resource America, Inc. (NASDAQ: REXI) (the “Company”) reported net income of $7.5 million and $16.0 million for the second fiscal quarter and six months ended March 31, 2005 as compared to $6.2 million and $9.5 million for the second fiscal quarter and six months ended March 31, 2004, an increase of $1.3 million and $6.5 million, respectively. Net income per common share-diluted was $.40 and $.85 per common share for the second fiscal quarter and six months ended March 31, 2005 as compared to net income per common share-diluted of $.34 and $.53 per common share for the second fiscal quarter and six months ended March 31, 2004, an increase of $.06 and $.32, respectively.

Earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) were $19.9 million for the second fiscal quarter ended March 31, 2005 as compared to $15.3 million for the second fiscal quarter ended March 31, 2004, an increase of $4.6 million (30%). The following reconciles EBITDA to our net income for the second fiscal quarters ended March 31, 2005 and 2004 (in thousands):

	Three Months Ended March 31,
	2005	2004
Net income	$7,462	$6,162
Plus:
Interest expense	2,223	1,475
Provision for income taxes	4,749	3,514
Depreciation, depletion and amortization	5,461	4,141

EBITDA	$19,895	$15,292

Management of the Company believes that EBITDA provides additional information with respect to the Company’s ability to meet its debt service, capital expenditures and working capital requirements. EBITDA is a commonly used measure of a business’ ability to generate cash flow without consideration of its financing structure. This measure is widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. It is also a financial measurement that, with certain negotiated adjustments, is reported to the Company’s banks to establish conformance with its financial covenants under its current credit facilities. EBITDA is not a measure of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income or cash flows from operating activities prepared in accordance with GAAP.

Resource America, Inc. is a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the structured finance, equipment leasing, real estate, and energy sectors. At March 31, 2005, the Company managed approximately $5.4 billion of assets in these sectors as follows:

Structured finance	$3.6 billion
Equipment leasing	$.3 billion
Real estate	$.5 billion
Energy	$1.0 billion

A description of how the Company calculates assets under management is set forth in Item I of the Company’s Form 10-K for the fiscal year ended September 30, 2004.

For more information, please visit our website at www.resourceamerica.com or contact investor relations at pschreiber@resourceamerica.com.

Highlights for the Second Fiscal Quarter Ended March 31, 2005 and Recent Developments

All segments participated in this growth as follows:

CORPORATE:

•	The Company received the rulings it requested from the Internal Revenue Service in connection with the distribution of its remaining 10.7 million shares of Atlas America, Inc. (Nasdaq: ATLS) to REXI stockholders. According to the terms of the spin-off, each stockholder will receive a tax-free dividend of approximately 0.6 shares of Atlas America for each share of Company stock owned. The Company intends to complete the distribution by the close of its June 30, 2005 fiscal quarter.
•	In March 2005, the Company formed Resource Capital Corp. (“RCC”), a real estate investment trust, that is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary. RCC raised $230.0 million of equity through underwriter Credit Suisse First Boston. RCC’s principal business activity is to purchase and manage a diversified portfolio of real estate related securities and commercial finance assets.
•	The Company increased its managed assets to $5.4 billion at March 31, 2005 from $3.1 billion (74%) at March 31, 2004.

STRUCTURED FINANCE:

•	In January 2005, the Company formed Apidos Capital Management, LLC (“Apidos”) to focus on selecting, investing in and managing syndicated loans. Apidos intends to leverage the Company’s expertise and experience as a CDO collateral manager.
•	The Company’s structured finance division increased its managed assets to $3.6 billion at March 31, 2005 from $1.9 billion (89%) at March 31, 2004.
•	Structured finance revenues increased to $4.7 million in the second fiscal quarter ended March 31, 2005, an increase of $2.8 million (146%) from March 31, 2004.

EQUIPMENT LEASING:

•	The Company’s equipment leasing subsidiary, LEAF Financial Corporation’s (“LEAF”) assets under management increased to $253.3 million as of March 31, 2005, an increase of $164.0 million (184%) from March 31, 2004.
•	LEAF’s revenues increased to $3.4 million in the second fiscal quarter ended March 31, 2005, an increase of $1.3 million (62%) from March 31, 2004.
•	LEAF increased its lease originations to $79.9 million in the second fiscal quarter ended March 31, 2005, an increase of $59.9 million (299%) from March 31, 2004.
•	LEAF has entered into a program relationship to provide an exclusive finance program for Gateway Computer’s commercial, institutional and government customers.
•	LEAF entered into a program agreement to support ScanSource, Inc., North American resellers and their customer financing requirements.
•	LEAF has renewed and extended its agreement with Merrill Lynch Commercial Finance Corp (MLCFC), whereby LEAF will continue to originate, service, and manage equipment leases relating to a diversified portfolio of business essential equipment leased owned by a subsidiary of MLCFC.

•	On March 24, 2005, LEAF acquired Allco Leasing and Financial Services. The acquisition includes a lease portfolio of $28.0 million and experienced leasing personnel on the West Coast.
•	On April 14, 2005, LEAF sold the required number of units to break escrow and commenced operations for LEAF Equity Appreciation Fund II.

REAL ESTATE:

•	In April 2005, Resource Real Estate, Inc. completed a $52.0 million refinancing of 1845 Walnut Street, an office building and parking garage in Philadelphia, Pennsylvania with RBS Greenwich Capital at an interest rate of 5.865% fixed for a 10 year term. The Company realized net proceeds of $14.0 million from the refinancing and continues to own a 50% equity interest in the property. The Company’s book value prior to receipt of the refinancing proceeds was $9.4 million.
•	On January 6, 2005, Resource Real Estate, through its investment partnership, Resource Real Estate Investors, L.P. (“RREI”) acquired a 72-bed mid-rise student housing property built in 2002 at the University of Southern California in Los Angeles, CA for a purchase price of $5.9 million.
•	On March 31, 2005, RREI made an acquisition of a 105 unit garden-style apartment complex in Albuquerque, NM for a purchase price of $5.1 million. The investment partnership, which acquired multifamily rental properties across the United States, closed with a total property capitalization of approximately $26.3 million.

ENERGY:

•	Atlas America drilled and substantially completed 207 net wells during the second fiscal quarter ended March 31, 2005, as compared to 157 net wells during the second fiscal quarter ended March 31, 2004, a 32% increase.
•	Atlas America increased natural gas production to 19.3 million cubic feet per day in the second fiscal quarter ended March 31, 2005 from 18.3 million cubic feet per day in the second fiscal quarter ended March 31, 2004, an increase of 6%.
•	Atlas America’s revenue increased to $101.5 million in the second fiscal quarter ended March 31, 2005, an increase of $59.8 million (143%) from March 31, 2004.
•	Atlas America’s net income increased to $8.5 million in the second fiscal quarter ended March 31, 2005, an increase of $3.4 million (65%) from March 31, 2004.
•	In April 2005, Atlas Pipeline Partners closed the acquisition of ETC Oklahoma Pipeline, Ltd. for $194.4 million. The acquisition provides a principal asset of 318 miles of natural gas pipelines located in the Anadarko Basin in western Oklahoma.
•	In connection with the acquisition, Atlas Pipeline Partners entered into a new $270.0 million credit facility led by Wachovia Capital Markets, LLC and Bank of America Securities LLC.

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties. The Company’s actual results, performance or achievements could differ materially from those expressed or implied in this release. For information pertaining to risks relating to these forward-looking statements, reference is made to the section “Risk Factors” contained in Item 1 of the Company’s Annual Report on Form 10-K.

The remainder of this release contains the Company’s consolidated balance sheets and consolidated statements of income. Such information is unaudited except for the balance sheet at September 30, 2004.

RESOURCE AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2005	September 30, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$54,962	$69,099
Investments in lease assets	38,405	24,177
Accounts receivable and prepaid expenses	46,887	31,634
Assets held for sale	103,673	102,963

Total current assets	243,927	227,873
Investments in real estate loans and real estate	48,524	47,119
Property and equipment, net	403,012	374,192
Other assets, net	63,898	31,619
Intangible assets, net	6,943	7,433
Goodwill	37,470	37,470

	$803,774	$725,706

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$3,449	$6,151
Secured revolving credit facilities - equipment leasing	30,978	8,487
Accounts payable	27,962	25,413
Liabilities associated with assets held for sale	73,420	65,300
Accrued liabilities	56,729	38,679
Liabilities associated with drilling contracts	23,060	29,375

Total current liabilities	215,598	173,405
Long-term debt	121,036	114,696
Deferred revenue and other liabilities	11,514	9,263
Deferred income taxes	22,720	19,677
Minority interests	158,599	150,750
Commitments and contingencies	--	--
Stockholders' equity:
Preferred stock $1.00 par value: 1,000,000 authorized shares;
none outstanding	--	--
Common stock, $.01 par value: 49,000,000 authorized shares	256	255
Additional paid-in capital	248,819	247,865
Less treasury stock, at cost	(77,505)	(77,667)
Less ESOP loan receivable	(1,104)	(1,127)
Accumulated other comprehensive loss	(598)	(1,575)
Retained earnings	104,439	90,164

Total stockholders' equity	274,307	257,915

	$803,774	$725,706

RESOURCE AMERICA, INC. CONSOLIDATED STATEMENTS OF INCOME in thousands, except per share data) (unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2005	2004	2005	2004
REVENUES
Energy	$101,501	$41,749	$192,748	$77,440
Real estate	4,981	4,992	9,179	8,936
Equipment leasing	3,384	2,084	5,975	3,708
Structured finance(1)	4,730	1,921	6,024	2,880

	114,596	50,746	213,926	92,964
COSTS AND EXPENSES
Energy	78,974	29,035	146,093	52,361
Real estate	3,538	2,873	6,937	5,578
Equipment leasing	2,496	2,880	4,807	4,426
Structured finance	1,790	74	2,401	413
General and administrative	2,211	1,580	3,709	3,566
Atlas America, Inc. planned spin-off	172	--	378	--
Start-up costs - Resource Capital Corp.	823	--	823	--
Depreciation, depletion and amortization	5,461	4,141	11,966	7,864
Provision for possible losses	4	100	161	400

	95,469	40,683	177,275	74,608

OPERATING INCOME	19,127	10,063	36,651	18,356
OTHER INCOME (EXPENSE)
Interest expense	(2,223)	(1,475)	(4,586)	(4,533)
Minority interest in Atlas Pipeline Partners, L.P.	(2,500)	(1,322)	(9,720)	(2,595)
Minority interest in structured finance entities	(842)	--	(743)	--
Other income, net	50	3,240	7,795	5,111

	(5,515)	443	(7,254)	(2,017)

Income from continuing operations before income tax
and minority interest	13,612	10,506	29,397	16,339
Provision for income tax	4,749	3,514	10,274	5,555

Income from continuing operations before minority
interest	8,863	6,992	19,123	10,784
Minority interest in Atlas America, Inc., net of tax	(1,686)	--	(3,447)	--

Income from continuing operations	7,177	6,992	15,676	10,784
Income (loss) from discontinued operations, net of tax	285	(830)	353	(1,279)

Net income	$7,462	$6,162	$16,029	$9,505

Net income (loss) per common share - basic:
From continuing operations	$0.41	$0.40	$0.89	$0.62
Discontinued operations	0.02	(0.05)	0.03	(0.07)

Net income	$0.43	$0.35	$0.92	$0.55

Weighted average shares outstanding	17,526	17,374	17,516	17,364

Net income (loss) per common share - diluted:
From continuing operations	$0.38	$0.39	$0.84	$0.60
Discontinued operations	0.02	(0.05)	0.01	(0.07)

Net income	$0.40	$0.34	$0.85	$0.53

Weighted average shares outstanding	18,829	18,153	18,765	18,052

Dividends declared per common share	$0.05	$0.03	$0.10	$0.07

(1)	Includes $357 of revenues related to Resource Capital Corp. for the period from March 8, 2005 (inception) through March 31, 2005.